Exhibit 99.1

DANAHER REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2013 RESULTS

WASHINGTON, D.C., January 28, 2014 -- Danaher Corporation (NYSE:DHR), the “Company”, today announced results for the fourth quarter and full year 2013. All financial metrics in this release reflect only the Company’s continuing operations and all references to increases in financial metrics reflect year-over-year changes, unless otherwise noted.

For the quarter ended December 31, 2013, net earnings were $789.3 million, or $1.11 per share on a diluted basis, a 25% increase over the $0.89 per share on a diluted basis for the fourth quarter 2012. On a non-GAAP basis, which reflects the adjustments identified in the attached reconciliation schedule, 2013 fourth quarter adjusted net earnings were $0.96 per share on a diluted basis. Revenues for the 2013 fourth quarter increased 6.0% to $5.27 billion with core revenues increasing 3.5%.

Net earnings for the full year 2013 were $2.7 billion, or $3.80 per share on a diluted basis, compared with $3.23 per share on a diluted basis for the full year 2012. On a non-GAAP basis, full year 2013 adjusted net earnings were $3.42 per share on a diluted basis. Revenues for the full year 2013 increased 4.5% to $19.1 billion with core revenues increasing 2.5%.

The Company anticipates that GAAP diluted net earnings per share for the quarter ending March 28, 2014 will be in the range of $0.76 to $0.80. The Company reaffirms full year 2014 diluted net earnings per share guidance of $3.60 to $3.75 with core revenue expected to grow between 2% and 4%.

H. Lawrence Culp, Jr., President and Chief Executive Officer, stated, “Our strong finish in 2013 contributed to a solid year for Danaher overall. Our team’s application of the Danaher Business System drove relative top line outperformance, solid core margin expansion, and excellent cash flow throughout the year. We believe the investments we have made to drive long term growth and productivity, combined with a robust balance sheet, and our optimism on the acquisition front leave us well positioned for outperformance in 2014.”

Danaher will discuss its results during its quarterly earnings conference call today starting at 8:00 a.m. EST. The call and an accompanying slide presentation will be webcast on the "Investors" section of Danaher’s website, www.danaher.com, under the subheading "Investor Events." A replay of the webcast will be available shortly after the conclusion of the presentation and will remain available until the next quarterly earnings call. The conference call can be accessed by dialing 888-797-2983 within the U.S. or 913-981-5518 outside the U.S. a few minutes before the 8:00 a.m. EST start and telling the operator that you are dialing in for Danaher's earnings conference call (access code 5113533). A replay of the conference call will be available shortly after the conclusion of the call and until Tuesday, February 4, 2014. You can access the replay by dialing 888-203-1112 within the U.S. or 719-457-0820 outside the U.S. with the access code 5113533. In addition, presentation materials relating to Danaher’s results have been posted to the “Investors” section of Danaher’s website under the subheading “Financial Information.”

* * *

Danaher is a science and technology leader that designs, manufactures, and markets innovative products and services to professional, medical, industrial, and commercial customers.  Our premier brands are among the most highly recognized in each of the markets we serve.  The Danaher Business System provides a foundation to our 66,000 associates around the world, serving customers in more than 125 countries.  In 2013, we generated $19.1 billion of revenue.  For more information please visit our website: www.danaher.com.

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. The reasons why we believe these measures provide useful information to investors, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached.

Statements in this release that are not strictly historical, including the statements regarding the Company’s anticipated diluted net earnings per share and core revenue growth for the first quarter and full year 2014, the expected impact of our growth and productivity investments, the acquisition environment, the Company’s anticipated outperformance for 2014 and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, are "forward-looking" statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, deterioration of or instability in the economy and financial markets, the impact of our restructuring activities on our ability to grow, contractions or growth rates and cyclicality of markets we serve, competition, our ability to develop and successfully market new products and technologies and expand into new markets, the potential for improper conduct by our employees, agents or business partners, our ability to successfully identify, consummate and integrate appropriate acquisitions, contingent liabilities relating to acquisitions and divestures, our compliance with applicable laws and regulations (including regulations relating to medical devices and the healthcare industry) and changes in applicable laws and regulations, our ability to effectively address cost reduction and other changes in the healthcare industry, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, risks relating to product defects and recalls, risks relating to product manufacturing, the impact of our debt obligations on our operations, our relationships with and the performance of our channel partners, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, labor matters, international economic, political, legal and business factors, disruptions relating to man-made and natural disasters, security breaches or other disruptions of our information technology systems and pension plan costs. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2012 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the third quarter of 2013. These forward-looking statements speak only as of the date of this release and the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

Please contact:

Matt R. McGrew
Vice President, Investor Relations
Danaher Corporation
2200 Pennsylvania Ave, NW
Suite 800W
Washington, D.C. 20037
Telephone:    (202) 828-0850
Fax:        (202) 828-0860

DANAHER CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
($ in millions except per share data)
Earnings Per Share

	Three Months Ended	Year Ended
	December 31, 2013	December 31, 2013
Diluted Net Earnings Per Share from Continuing Operations (GAAP)	$1.11	$3.80
Gain on the sale of investment in Apex Tool Group LLC in the first quarter of 2013 ($230 million pre-tax, $144 million after-tax)	—	(0.20)
Retroactive reinstatement of certain federal tax provisions contained in the American Tax Relief Act of 2012 and other discrete tax items	—	(0.03)
Gain on sale of shares in Align Technologies, Inc. ($202 million pre-tax, $125 million after-tax)	(0.18)	(0.18)
Impairment of intangible assets associated with a technology investment in the Communications platform ($31 million pre-tax, $19 million after-tax)	0.03	0.03
Adjusted Diluted Net Earnings Per Share from Continuing Operations (Non-GAAP)	$0.96	$3.42
Core Revenue Growth

Components of Revenue Growth	Three Months Ended December 31, 2013 vs. Comparable 2012 Period	Year Ended December 31, 2013 vs. Comparable 2012 Period
Core (Non-GAAP)	3.5%	2.5%
Acquisitions (Non-GAAP)	3.0%	2.5%
Impact of Currency Translation (Non-GAAP)	(0.5)%	(0.5)%
Total Revenue Growth (GAAP)	6.0%	4.5%

Adjusted Diluted Net Earnings Per Share from Continuing Operations

We disclose the non-GAAP measure of adjusted diluted net earnings per share from continuing operations, which refers to GAAP diluted net earnings per share from continuing operations, excluding the items identified in the reconciliation schedule above. This non-GAAP measure should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies.

Management believes that this measure provides useful information to investors by reflecting additional ways of viewing aspects of Danaher’s operations that, when reconciled to the corresponding GAAP measure, helps our investors to better understand the long-term profitability trends of our business, and facilitates easier comparisons of our profitability to prior and future periods and to our peers. The items described above have been excluded from this measure because items of this nature and/or size occur with inconsistent frequency, occur for reasons that may be unrelated to Danaher’s commercial performance during the period and/or we believe are not indicative of Danaher’s ongoing operating costs or gains in a given period, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult. The Company deems acquisition-related transaction costs incurred in a given period to be significant (generally relating to the Company’s larger acquisitions) if it determines that such costs exceed the range of acquisition-related transaction costs typical for Danaher in a given period.

The Company estimates the tax effect of the items identified in the reconciliation schedule above by applying the Company's overall estimated effective tax rate to the pre-tax amount, unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment.

Core Revenue and Core Revenue Growth

We use the term “core revenue” or “sales from existing businesses” to refer to GAAP revenue from existing operations excluding (1) sales from acquired businesses recorded prior to the first anniversary of the acquisition less the impact from the divestiture of a product line the sales of which (prior to the divestiture) were included in sales from acquired businesses (“acquisition sales”), and (2) the impact of currency translation. The portion of GAAP revenue from existing operations attributable to currency translation is calculated as the difference between (a) the period-to-period change in revenue (excluding acquisition sales) and (b) the period-to-period change in revenue (excluding acquisition sales) after applying current period foreign exchange rates to the prior year period. We use the term “core revenue growth” to refer to the measure of comparing current period core revenue with the corresponding period of the prior year. These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.

Management believes that these non-GAAP measures provide useful information to investors by helping identify underlying growth trends in our business and facilitating easier comparisons of our revenue performance with prior and future periods and to our peers. We exclude the effect of currency translation from these measures because currency translation is not under management’s control, is subject to volatility and can obscure underlying business trends. We exclude the effect of acquisitions because the nature, size and number of acquisitions can vary dramatically from period to period and between us and our peers, which we believe may obscure underlying business trends and make comparisons of long-term performance difficult.

DANAHER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS (unaudited)
($ and shares in millions, except per share amounts)

	Three Months Ended		Year Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Sales	$5,266.7	$4,975.2	$19,118.0	$18,260.4
Cost of sales	(2,555.0)	(2,429.9)	(9,160.4)	(8,846.1)
Gross profit	2,711.7	2,545.3	9,957.6	9,414.3
Operating costs and other:
Selling, general and administrative expenses	(1,491.5)	(1,406.5)	(5,432.8)	(5,181.2)
Research and development expenses	(332.2)	(294.6)	(1,249.9)	(1,137.9)
Earnings from unconsolidated joint venture	—	18.9	—	69.9
Operating profit	888.0	863.1	3,274.9	3,165.1
Non-operating income (expense):
Gain on sale of unconsolidated joint venture	—	—	229.8	—
Gain on sale of marketable equity securities	201.5	—	201.5	—
Interest expense	(32.3)	(40.8)	(145.9)	(157.5)
Interest income	1.8	1.0	5.7	3.2
Earnings from continuing operations before income taxes	1,059.0	823.3	3,566.0	3,010.8
Income taxes	(269.7)	(192.9)	(871.0)	(711.5)
Net earnings from continuing operations	789.3	630.4	2,695.0	2,299.3
Earnings from discontinued operations, net of income taxes	—	—	—	92.9
Net earnings	$789.3	$630.4	$2,695.0	$2,392.2
Net earnings per share from continuing operations:
Basic	$1.13	$0.91	$3.87	$3.32
Diluted	$1.11	$0.89	$3.80	$3.23
Net earnings per share from discontinued operations:
Basic	$—	$—	$—	$0.13
Diluted	$—	$—	$—	$0.13
Net earnings per share:
Basic	$1.13	$0.91	$3.87	$3.45
Diluted	$1.11	$0.89	$3.80	$3.36
Average common stock and common equivalent shares outstanding:
Basic	699.0	691.4	696.0	693.4
Diluted	713.8	709.6	711.0	713.1

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (unaudited)
($ and shares in millions, except per share amount)

	As of December 31
	2013	2012
ASSETS
Current Assets:
Cash and equivalents	$3,115.2	$1,678.7
Trade accounts receivable, less allowance for doubtful accounts of $121.5 and $121.4, respectively	3,451.6	3,267.3
Inventories	1,783.5	1,813.4
Prepaid expenses and other current assets	763.4	828.4
Total current assets	9,113.7	7,587.8
Property, plant and equipment, net	2,211.3	2,140.9
Investment in joint venture	—	548.3
Other assets	1,061.3	858.0
Goodwill	16,038.2	15,462.0
Other intangible assets, net	6,247.7	6,344.0
Total assets	$34,672.2	$32,941.0
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes payable and current portion of long-term debt	$62.3	$55.5
Trade accounts payable	1,778.2	1,546.3
Accrued expenses and other liabilities	2,716.9	2,604.3
Total current liabilities	4,557.4	4,206.1
Other long-term liabilities	4,226.7	4,363.4
Long-term debt	3,436.7	5,287.6
Stockholders’ Equity:
Common stock - $0.01 par value, 2.0 billion shares authorized; 785.7 and 774.6 issued; 698.1 and 687.5 outstanding, respectively	7.9	7.7
Additional paid-in capital	4,157.6	3,688.1
Retained earnings	18,005.3	15,379.9
Accumulated other comprehensive income (loss)	214.5	(59.2)
Total Danaher stockholders’ equity	22,385.3	19,016.5
Non-controlling interests	66.1	67.4
Total stockholders’ equity	22,451.4	19,083.9
Total liabilities and stockholders’ equity	$34,672.2	$32,941.0

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
($ in millions)

	Year Ended December 31
	2013	2012
Cash flows from operating activities:
Net earnings	$2,695.0	$2,392.2
Less earnings from discontinued operations, net of income taxes	—	92.9
Net earnings from continuing operations	2,695.0	2,299.3
Non-cash items:
Depreciation	529.9	497.8
Amortization	365.1	342.0
Stock-based compensation expense	117.7	109.9
Earnings from unconsolidated joint venture, net of cash dividends received	66.6	(25.4)
Pre-tax gain on sale of unconsolidated joint venture	(229.8)	—
Pre-tax gain on sale of marketable equity securities	(201.5)	—
Change in deferred income taxes	254.6	184.9
Change in trade accounts receivable, net	(48.7)	(79.7)
Change in inventories	62.9	69.8
Change in trade accounts payable	182.6	57.0
Change in prepaid expenses and other assets	(120.2)	(100.3)
Change in accrued expenses and other liabilities	(88.9)	146.8
Total operating cash provided by continuing operations	3,585.3	3,502.1
Total operating cash used in discontinued operations	—	(87.1)
Net cash provided by operating activities	3,585.3	3,415.0
Cash flows from investing activities:
Cash paid for acquisitions	(957.2)	(1,796.8)
Payments for additions to property, plant and equipment	(551.5)	(458.3)
Proceeds from sale of unconsolidated joint venture	707.4	—
Proceeds from sale of marketable equity securities	251.2	—
All other investing activities	(2.4)	30.0
Total investing cash used in continuing operations	(552.5)	(2,225.1)
Proceeds from sale of discontinued operations	—	337.5
Net cash used in investing activities	(552.5)	(1,887.6)
Cash flows from financing activities:
Proceeds from the issuance of common stock	177.4	212.0
Payment of dividends	(52.1)	(86.4)
Purchase of stock	—	(648.4)
Net (repayments of) proceeds from borrowings (maturities of 90 days or less)	(763.3)	195.9
Repayments of borrowings (maturities longer than 90 days)	(967.8)	(61.5)
Net cash used in financing activities	(1,605.8)	(388.4)
Effect of exchange rate changes on cash and equivalents	9.5	2.7
Net change in cash and equivalents	1,436.5	1,141.7
Beginning balance of cash and equivalents	1,678.7	537.0
Ending balance of cash and equivalents	$3,115.2	$1,678.7

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.

DANAHER CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION (unaudited)
($ in millions)

	Three Months Ended		Year Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Sales
Test & Measurement	$898.3	$863.7	$3,417.3	$3,381.0
Environmental	936.1	850.6	3,316.9	3,063.5
Life Sciences & Diagnostics	1,939.6	1,837.7	6,856.4	6,485.1
Dental	590.2	570.5	2,094.9	2,022.9
Industrial Technologies	902.5	852.7	3,432.5	3,307.9
	$5,266.7	$4,975.2	$19,118.0	$18,260.4

Operating Profit
Test & Measurement	$148.8	$161.8	$669.5	$701.2
Environmental	210.9	196.0	696.5	652.5
Life Sciences & Diagnostics	323.0	261.7	1,009.8	861.1
Dental	81.0	86.6	304.9	293.1
Industrial Technologies	156.2	154.0	722.9	685.6
Equity method earnings related to Apex joint venture	—	18.9	—	69.9
Other	(31.9)	(15.9)	(128.7)	(98.3)
	$888.0	$863.1	$3,274.9	$3,165.1

Operating Margins
Test & Measurement	16.6%	18.7%	19.6%	20.7%
Environmental	22.5%	23.0%	21.0%	21.3%
Life Sciences & Diagnostics	16.7%	14.2%	14.7%	13.3%
Dental	13.7%	15.2%	14.6%	14.5%
Industrial Technologies	17.3%	18.1%	21.1%	20.7%

Total	16.9%	17.3%	17.1%	17.3%

This information is presented for reference only. Final audited financial statements will include footnotes, which should be referenced when available, to more fully understand the contents of this information.